Exhibit 99.1

Unaudited Pro Forma Condensed Consolidated Financial Information

Management has prepared the unaudited pro forma condensed consolidated financial information of Accuride Corporation (the “Company”) for the fiscal year ended December 31, 2009 and for the three-month period ended March 31, 2010 in accordance with Article 11 of Regulation S-X. The unaudited pro forma condensed consolidated statement of operations is derived from the historical consolidated financial statements of the Company and gives pro forma effect to (i) the Company’s Third Amended Plan of Reorganization, as amended and confirmed by the United States Bankruptcy Court for the District of Delaware on February 18, 2010 and (ii) the adoption of Fresh Start Accounting in accordance with Accounting Standards Codification No. 852, “Reorganizations,” in each case, upon the Company’s emergence from Chapter 11 bankruptcy proceedings on February 26, 2010.

Basis of Presentation

The accounting policies used in the preparation of the unaudited pro forma consolidated financial statements are those disclosed in the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2009, as presented in the Company’s Annual Report on Form 10-K filed on March 30, 2010, and the Company’s unaudited consolidated financial statements for the three-month period ended March 31, 2010, as presented in the Company’s Quarterly Report on Form 10-Q filed on May 17, 2010.  The unaudited pro forma condensed consolidated financial statements should be read in conjunction with these filings, including the consolidated financial statements and related notes contained therein.

For Fresh Start Accounting, the allocations of fair value are based upon preliminary valuation information and other studies that have not yet been completed due to the timing of the Company’s emergence from Chapter 11 bankruptcy proceedings and the volume and complexity of the analysis required. It is anticipated that these studies will conclude during the second or third quarters of 2010.  For further information regarding Fresh Start Accounting adjustments, please refer to the Company’s Quarterly Report on Form 10-Q filed on May 17, 2010.

The unaudited pro forma financial data set forth below are presented for informational purposes only, should not be considered indicative of actual results of operations that would have been achieved had the Plan of Reorganization, Fresh Start Accounting and related events been consummated on the dates indicated, and do not purport to be indicative of the Company’s results of operations for any future period.

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The adjustments made for the Company’s emergence from Chapter 11 bankruptcy proceedings in the unaudited pro forma condensed consolidated financial information for the fiscal year ended December 31, 2009 and for the three-month period ended March 31, 2010 assumes the financial effects resulting from the implementation of the Plan of Reorganization and the adoption of Fresh Start Accounting as of January 1, 2009.

(in thousands)	Predecessor Year Ended December 31, 2009	Adjustments	Pro Forma (a) Year Ended December 31, 2009	Predecessor Period from January 1 through February 26, 2010	Successor Period from February 26 through March 31, 2010	Adjustments	Pro Forma (a) Three Months Ended March 31, 2010
Operating Data:
Net sales	$570,193	—	$570,193	$104,059	$64,914	—	$168,973
Gross profit (loss) (b)	(2,302)	$11,860	9,558	4,482	5,600	$1,008	11,090
Operating expenses (c)(d)	59,463	(10,665)	48,798	7,595	4,366	1,037	12,998
Intangible asset impairment expenses	3,330	—	3,330	—	—	—	—
Income (loss) from operations	(65,095)	22,525	(42,570)	(3,113)	1,234	(29)	(1,908)
Interest expense, net (e)	59,753	(17,547)	42,206	7,496	3,493	(419)	10,570
Loss on extinguishment of debt	(5,389)	—	(5,389)	—	—	—	—
Unrealized loss on mark to market valuation of convertible notes (f)	—	—	—	—	(50,601)	—	(50,601)
Other income (expense), net	6,888	—	6,888	566	(326)	—	240
Reorganization items (g)	14,379	(14,379)	—	(59,311)	—	59,311	—
Income tax (expense) benefit (h)	(2,384)	(21,236)	(23,620)	1,534	158	22,979	24,671
Net income (loss)	$(140,112)	$33,215	$(106,897)	50,802	(53,028)	(35,942)	(38,168)

Other Data:
Net cash provided by (used in):
Operating activities	$(39,312)			$(20,773)	$(21,674)
Investing activities	(34,873)			(2,012)	(1,744)
Financing activities	7,030			46,611	(66)
Adjusted EBITDA	23,671	—	$23,671	4,683	8,698	—	$13,381
Depreciation, amortization, and impairment	55,665	$(5,509)	50,056	7,532	4,145	$29	11,706
Capital expenditures	20,364			1,457	1,809

(a)          Pro forma financial information included in this table is presented, where applicable, in accordance with Article 11 of Regulation S-X.  Accordingly, we have not included a pro forma balance sheet because the relevant adjustments are already reflected in the Company’s balance sheet as of March 31, 2010, which is presented in our Quarterly Report on Form 10-Q filed on May 17, 2010.

(b)         Depreciation expense for the fiscal year ended December 31, 2009 and for the three month period ended March 31, 2010, have been revised to reflect the preliminary allocations of fair values and increases the useful lives of our assets, as follows:

			Depreciation Expense
(in thousands, except for years)	Fair Value	Useful Life	Year Ended December 31, 2009	Three Months Ended March 31, 2010
Land	$13,484	N/A	N/A	N/A
Building	39,370	8-14 years	$3,579	$894
Machinery and Equipment	143,885	1-9 years	31,974	7,994

Total pro forma depreciation expense			35,553	8,888
Less historical depreciation expense			(47,413)	(9,896)
Total			$(11,860)	$(1,008)

The fair values above are based upon preliminary valuation information and other studies that have not yet been completed due to the timing of our emergence from Chapter 11 bankruptcy proceedings and the volume and complexity of the analysis required.  It is anticipated that these studies will conclude during the second or third quarters of 2010.

(c)          Amortization expense for the fiscal year ended December 31, 2009 and for the three month period ended March 31, 2010, have been revised to reflect the preliminary allocations of intangible assets at fair value, as follows:

			Amortization Expense
(in thousands, except for years)	Fair Value	Useful Life	Year Ended December 31, 2009	Three Months Ended March 31, 2010
Trade Names	$34,000	N/A	N/A	N/A
Technology	40,900	15 years	$2,727	$682
Customer relationships	170,900	20 years	8,545	2,136

Total pro forma amortization expense			11,272	2,818
Less historical amortization expense			(4,922)	(1,781)
Total			$6,350	$1,037

The fair values above are based upon preliminary valuation information and other studies that have not yet been completed due to the timing of our emergence from Chapter 11 bankruptcy proceedings and the volume and complexity of the analysis required.  It is anticipated that these studies will conclude during the second or third quarters of 2010.

(d)         For the fiscal year ended December 31, 2009, operating expenses were adjusted to remove $17,015 of prepetition professional fees and related bankruptcy expenses.

(e)          For the fiscal year ended December 31, 2009 and for the three year period ended March 31, 2010, reflects pro forma interest expense resulting from our new capital structure upon our emergence from Chapter 11 bankruptcy proceedings based on an assumed LIBOR of 400 basis points as follows:

	Interest Expense
(in thousands, except for years)	Year Ended December 31, 2009	Three Months Ended March 31, 2010
Postpetition senior credit facility (1)	$30,129	$7,532
Convertible notes (2)	12,797	3,104
Total pro forma interest expense	42,926	10,636
Less historical interest expense	(60,473)	(11,055)
Total	$(17,547)	$(419)

(1)          Reflects pro forma interest expense on our postpetition senior credit facility assuming an initial outstanding  balance of $309.0 million at an interest rate of 9.75%.

(2)          Reflects pro forma interest expense on our convertible notes offered at an interest rate of 7.5%, net of the amortized discount, and accretion of the debt discount.

(f)            Represents loss due to the application of Statement of Financial Accounting Standard No. 133 to our convertible notes.  We do not adjust for this loss because it is expected to be a recurring item going forward.

(g)         For the fiscal year ended December 31, 2009, reorganization items were adjusted to remove the professional fees and expenses incurred related to our Plan of Reorganization. For the three year period ended March 31, 2010, reorganization items were adjusted to remove the net benefit recognized due to our discharge of debt on February 26, 2010, the effective date of the Plan of Reorganization, net of other professional fees and expenses incurred.

(h)   Tax effect of pro forma adjustments at 39%.